UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 2 to certain April 2024 Convertible Promissory Notes

As reported in Trio Petroleum Corp.’s (the “Company”) Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2024, on April 24, 2024, the Company amended certain financing provided by an institutional investor on April 16, 2024, to add an additional institutional investor for total financing in the amount of $720,000, pursuant to which the Company issued two Senior Secured Convertible Promissory Notes in the aggregate principal amount of $800,000 (the “April 2024 Notes”).

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on August 8, 2024, on August 6, 2024, in consideration for obtaining waivers from the two institutional investors, in connection with certain additional financing, the Company repaid $25,000 of the outstanding principal balance of each of the April 2024 Notes.

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on August 16, 2024, on August 14, 2024, the Company entered into two letter agreements with identical terms with the two institutional investors extending the maturity dates of the April 2024 Notes from August 16, 2024 to September 16, 2024 and providing for the accrual of interest on the outstanding principal balance of the April 2024 Notes at a rate of 15% per annum until the April 2024 Notes are repaid.

On September 16, 2024, the Company entered into two letter agreements with identical terms with the two institutional investors (the “Second April 2024 Note Amendments”) further extending the maturity dates of the April 2024 Notes, as amended, from September 16, 2024 to October 16, 2024 and amending the conversion price to mean the average of the closing price of the common stock for the five trading days immediately prior to the date of the applicable notice of conversion delivered by the investors to the Company, which conversion price shall not be less than a floor price of $0.15 per share.

The above description of the Second April 2024 Note Amendments is qualified in its entirety by the Second April 2024 Note Amendments, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

Amendment No. 1 to certain June 2024 Convertible Promissory Notes

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on June 28, 2024, on June 27, 2024, the Company entered into a securities purchase agreement (the “SPA”) with the two institutional investors, pursuant to which the Company issued two convertible promissory notes (the “June 2024 Notes”) to the two investors for aggregate gross proceeds in the amount of $720,000.

On September 16, 2024, the Company entered into two letter agreements with identical terms with the two institutional investors (the “June 2024 Note Amendments”) amending the fixed conversion price to mean the average of the closing price of the common stock for the five trading days immediately prior to the date of the applicable notice of conversion delivered by the investors to the Company; provided, however, that such conversion price shall not be less than the floor price of $0.12 per share.

The above description of the June 2024 Note Amendments is qualified in its entirety by the June 2024 Note Amendments, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Amendment No. 2 to Amended and Restated Senior Secured Convertible Promissory Note, dated September 16, 2024.
10.2	Amendment No. 2 to Senior Secured Convertible Promissory Note, dated September 16, 2024.
10.3	Amendment No. 1 to Senior Secured 10% Original Issue Discount Convertible Promissory Note, dated September 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2024

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer